Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-197791) pertaining to the Employees’ Savings Plan of Equity LifeStyle Properties, Inc.,
(2)Registration Statement (Form S-8 No. 333-28469) pertaining to the Employees’ Savings Plan of Equity LifeStyle Properties, Inc.,
(3)Registration Statement (Form S-3 No. 333-90813) of Equity LifeStyle Properties, Inc.,
(4)Registration Statement (Form S-3 No. 333-65515) of Equity LifeStyle Properties, Inc.,
(5)Registration Statement (Form S-3 No. 333-25297) of Equity LifeStyle Properties, Inc.,
(6)Registration Statement (Form S-3 No. 333-125850) of Equity LifeStyle Properties, Inc., and
(7)Registration Statement (Form S-3 No. 333-240201) of Equity LifeStyle Properties, Inc.,

of our report dated February 21, 2023, except for Note 3 – Restatement of Previously Issued Consolidated Financial Statements, as to which the date is January 22, 2024, with respect to the consolidated financial statements and schedule of Equity LifeStyle Properties, Inc., and our report dated February 21, 2023, except for the effect of the material weakness described in the third paragraph, as to which the date is January 22, 2024, with respect to the effectiveness of internal control over financing reporting of Equity LifeStyle Properties, Inc., included in this Annual Report (Form 10-K/A) of Equity LifeStyle Properties, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chicago, Illinois
January 22, 2024